Exhibit 99.5(m)

                     INTERIM INVESTMENT MANAGEMENT AGREEMENT

         THIS AGREEMENT, made this 1st day of January, 2002, by, between and among VAN ECK FUNDS, INC., a Maryland corporation having its principal place of business at 99 Park Avenue 8th Floor New York, New York 10016, (the "Company"), VAN ECK ASSOCIATES CORPORATION, a Delaware corporation with offices at 99 Park Avenue 8th Floor New York, New York 10016 ("Van Eck").

                              W I T N E S S E T H:

         WHEREAS, the Company is engaged in business as a diversified open-end management investment company and is registered as such under the Investment Company Act of 1940 (the "Investment Company Act");

         WHEREAS, the Company is authorized to issue shares of common stock, $.01 par value, ("Shares") in separate classes or series with each such class representing an interest in a separate portfolio of securities and other assets;

         WHEREAS, the Company is currently comprised of two portfolios and intends to offer shares in those portfolios (known individually as the Van Eck Total Return Fund, and the Van Eck Growth and Income Fund) each of which pursues or will pursue its investment objectives through separate investment policies and separate investment management;

         WHEREAS, the Board of Directors of the Company may add or delete portfolios from time to time, but such addition or deletion will not affect this Agreement, which relates only to the Growth and Income Fund and the Total Return Fund (the "Funds");


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         WHEREAS, Van Eck is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940;

         WHEREAS, the Company desires to retain Van Eck to render investment management services to the Company with respect to the Funds in the manner and on the terms set forth herein; and

         WHEREAS, the Company believes that the expertise and business contacts of Van Eck are and will be of material benefit to the Company; and

         WHEREAS, this Agreement is intended to serve as an "interim contract" within the meaning of Rule 15a-4(b)(1) of the Investment Company Act.

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Company, and Van Eck hereby agree as follows:

         1. DUTIES OF VAN ECK. Van Eck hereby agrees, subject to the polices of and supervision by the Directors of the Company, (a) to act as the investment adviser to the Fund in accordance with the specific provisions of this Agreement, (b) to manage the investment and reinvestment of the assets of the Fund for the period and on the terms and conditions set forth in this Agreement, and (c) during the term hereof, to render the services and to assume the obligations herein set forth for the compensation provided for herein. In taking any action hereunder, Van Eck shall always be subject to, and shall follow at all times (i) any restrictions of the Company's Articles of Incorporation and By-Laws, as amended from time to time, (ii) the applicable provisions of the Investment Company Act, and any rules and regulations adopted thereunder, (iii) the statement relating to the Funds' investment objectives, policies and restrictions as the same are set

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forth in the Prospectus of the Company and Statement of Additional Information
then currently effective under the Securities Act of 1933 (the "Prospectus"), and (iv) any other provisions of state and federal law applicable to them in connection with its duties hereunder.

         2. (a) INVESTMENT MANAGEMENT SERVICES. In performing the duties stated in Paragraph 1 above, Van Eck will regularly provide the Company with such investment research, advice and management as the Company may from time to time consider necessary for the proper management of the Fund. Van Eck will furnish continuously an investment program for the Fund and will conduct a continuous program of evaluation of assets in the Fund. In this connection, Van Eck will furnish the Directors and officers of the Company, the Company's custodian ("Custodian"), the Company's Transfer Agent and any owner of Company Shares with such daily asset valuations, statistical information with respect to investments of the Fund and such periodic and special reports and information as the Company may reasonable request. In addition, Van Eck will determine which securities or other investments shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in securities or other assets in which it may invest. Should the Directors of the Company at any time, however, make any definite determination as to investment policy for the Fund and notify in writing Van Eck thereof, Van Eck shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. Van Eck shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment objectives, policies and restrictions of the Fund,

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determined as provided above, and in particular shall place orders for the purchase or sale of securities and other investments for the Fund with brokers or dealers selected by Van Eck.

         (b) SUB-CONTRACTING. Van Eck, with the approval of the Company, may contract with one or more Sub-Advisors to perform any of the investment management services and with one or more Sub-Advisors or other parties to perform any of the services required of Van Eck hereunder; provided, however, that the compensation of such parties will be the sole responsibility of Van Eck, as the case may be, with no right to reimbursement from the Company if such services are not otherwise the obligation of the Company hereunder, and the duties and responsibilities of such Sub-Adviser or other parties shall be as set forth in an agreement or agreements between, Van Eck, the Sub-Adviser and such other parties and the Company, as appropriate.


         Van Eck shall exercise reasonable care in recommending, monitoring, and supervising the performance of Sub-Advisors and others serving pursuant to the foregoing paragraph, but, except as provided in Section 6 hereof, Van Eck shall be liable or legally responsible for the conduct of any Sub-Adviser.


         3. (a) PURCHASE AND SALE OF ASSETS. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by Van Eck, including other registered investment companies, provided that Van Eck does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in a manner Van Eck in so far as feasible deems equitable with the goal of achieving the same average price for each account. In this regard the principal factors to


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be considered in making such allocations are the investment objectives of the account, the relative size of the account's holdings of the same or comparable securities and the availability in each account of the funds for investment. Neither the Adviser, nor any of its respective directors, officers or employees, nor any person, firm or corporation controlling, controlled by or under common control with either of them shall act as a principal or receive any commission as agent in connection with the purchase or sale of assets of the Fund, unless the receipt of such commission is in compliance with Section 17(e) of the Investment Company Act and the rules thereunder.

         (b) BROKERAGE FEES. In placing orders for the purchase or sale of investments for the Fund, Van Eck shall use its best efforts to obtain for the Fund the most favorable price and execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. Notwithstanding the foregoing, however, subject to prior authorization by the Company's Directors, Van Eck may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, cause the Company to pay a broker or dealer that provides research and other brokerage services to Van Eck and the Company with respect to the Fund an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by the broker or dealer to Van Eck, viewed in terms of either that particular transaction or Van Eck's overall responsibilities with respect to the Fund and other accounts, if any, as to which the Van Eck exercises investment discretion. As defined in Section 28(e) of the


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Securities Exchange Act of 1934, a broker or dealer provides brokerage and research services to the extent such broker or dealer: (i) furnishes advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (ii) furnishes analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; or (iii) effects securities transactions and performs functions incidental thereto (such as clearance, settlement and custody) or required in connection therewith by rules of the Securities and Exchange Commission or self-regulatory organization of which such broker or dealer is a member or a participant. In the event of such authorization, and to the extent authorized by said section, Van Eck shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

         (4) COMPENSATION OF VAN ECK. Except as hereinafter provided, for the services rendered and expenses assumed by Van Eck, the Company shall pay to Van Eck, monthly fees which shall accrue daily based on a percentage of the average daily net asset value of the Funds as shown in the following table:

           AVERAGE DAILY                          INVESTMENT
          NET ASSET VALUE                          MANAGER
         ------------------                       ----------
         First $200 Million                          0.20
          Next 1.1 Billion                           0.19
          Over 1.3 Billion                           0.18

The average daily closing value of the aggregate net assets of the Funds shall be determined and computed in accordance with the description of the method of determination of net asset value contained in the Prospectus.


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                  The fees payable to Van Eck by the Company hereunder shall be reduced by any tender solicitation fees or similar payments received by Van Eck, respectively, or any affiliated person of Van Eck, in connection with the tender of investments of the Fund (less any directed expenses incurred by Van Eck, or any affiliated person of Van Eck, in connection with obtaining such fees or payments). Van Eck shall use its best efforts to recapture all available tender offer solicitation fees and similar payments in connection with tenders of the securities of the Funds, provided, however, that Van Eck shall not be required to register as a broker-dealer for this purpose. Van Eck shall advise the Directors of any fees or payments of whatever type, which it may be possible for Van Eck to receive in connection with the purchase or sale of investment securities for the Fund.

         5. NON-EXCLUSIVITY. The Company agrees that the services of Van Eck are not to be deemed exclusive and that Van Eck acts as an advisor to various investment companies and as fiduciary for other manager accounts. Van Eck shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Company with respect to the Funds in any way or otherwise be deemed an agent of the Company with respect to the Funds other than in furtherance of its duties and responsibilities as set forth in this Agreement.

         6. LIABILITY. Van Eck will not be liable for any loss suffered by the Funds in connection with any investment policy established by the Company or the purchase, sale or redemption of any securities at the direction of the Company. Nothing herein contained shall be construed to protect Van Eck against any liability resulting from


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willful misfeasance, bad faith or negligence in the performance of its duties or from reckless disregard of its obligations and duties under this agreement or by virtue of violation of any applicable law.

         7. (a) DOCUMENTS. The Company shall file with Van Eck the following documents: (i) certified copies of the Article of Incorporation of the Company and all amendments thereto; (ii) a certified copy of the By-Laws of the Company as amended to date; (iii) a copy of the resolution of the Directors of the Company authorizing this Agreement; (iv) specimens of all forms of outstanding and new certificates, if any, with respect to the Funds' class of Shares in the forms approved by the Directors of the Company with a certificate of the Secretary of the Company as to such approval; and (v) an opinion of counsel for the Company with respect to the validity of the Funds' Shares, the number of such Shares authorized, the number of Shares allocated to the Funds' class, the status of redeemed or repurchased Shares and the number of Shares with respect to which a registration statement under the Securities Act of 1933 has been filed and is in effect.

         (b) FURTHER DOCUMENTATION. The Company will also furnish from time to time the following documents: (i) each resolution of the Directors of the Company authorizing the original issue of the Funds' Shares; (ii) each registration statement files with the Securities and Exchange Commission under the Securities Act of 1933 or under the Investment Company Act and amendments thereof, orders relating thereto and prospectuses and statements of additional information in effect with respect to the sale of Shares of the Company; (iii) a certified copy of each amendment to the Articles of Incorporation and the By-Laws of the Company; and (iv) specimens of all


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new certificates for the Funds' class of Shares, if any, accompanied by a certificate of the secretary of the Company as to the Directors' approval of such forms.

         (c) INFORMATION. The Company or its agent will provide timely information to Van Eck, as the case may be, regarding such matters as purchases and redemption of Shares in the Funds, the cash requirements, and cash available for investment in the Funds, and all other information as may be reasonably necessary or appropriate in order for Van Eck to perform its responsibilities hereunder.

         (d) RELIANCE ON DOCUMENTS AND INFORMATION. Van Eck will be entitled to rely on all documentation and information furnished by the Company.

         8. (a) EXPENSES OF THE COMPANY. As between the Company and Van Eck, the following expenses shall be borne exclusively by the Company.

                   (i) Brokerage commissions and transfer and transfer taxes in connection with the Funds' transactions and similar fees and charges for the acquisition, disposition, lending or borrowing of the Funds' investments;

                   (ii) All other state, federal or local taxes (including any insurance, transfer, franchise or income taxes) payable by the Company and all corporate or filing fees payable by the Company and all corporate or filing fees payable by the Company to any governmental entity or agency;

                   (iii) Fees and expenses incurred in the registration or qualification (and maintaining said registration or qualification) of the Company and its Shares under federal or state securities laws subsequent to the effective date of the registration statement;


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                   (iv)  Compensation paid to directors who are not "interested persons" of the Company within the meaning of the Investment Company Act and travel expenses paid to all directors;

                   (v) Interest and any other cost related to borrowing by the Company;

                   (vi) Any extraordinary or non-recurring expenses (such as legal claims and liabilities, and litigation cost and any indemnification related thereto);

                   (vii) Costs of printing and the postage costs of distributing to current stockholders, stockholder reports, proxy statements, Prospectuses, Statement of Additional Information, advertising and sales material;

                   (viii) The cost of the fidelity bond required by Investment Company Act Rule 17g-1 and any errors and omissions insurance or other liability insurance covering the Company and/or its officers, directors and employees;

                   (ix) Fees of auditors and legal counsel for the Company, membership dues for the Investment Company Institute and the cost of providing any statistical information otherwise supplied by Van Eck; (x) All other expenses not specifically assumed hereunder by Van Eck.

         (b) EXPENSES OF VAN ECK. As between the Company and Van Eck, the costs and expenses of providing the necessary facilities, personnel, office equipment and supplies, office space, telephone service, and other utility services necessary to carry out its obligations hereunder shall be borne exclusively by Van Eck, except as otherwise herein expressly provided.


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         9.  DURATION AND TERMINATION OF THIS AGREEMENT.  This Agreement shall become effective as of January 1, 2002 and shall unless terminated as herein provided, remain in force until the earlier of (i) the effective date of an advisory agreement between the Company and Van Eck that has been approved by a vote of a majority of the outstanding voting securities of the Fund. and the vote is 150 days after the date of this Agreement. This Agreement may be terminated without the payment of any penalty, by the Directors of the Company or, by vote of a majority of the outstanding securities of the Fund on sixty days' written notice to Van Eck on sixty days' written notice to the Company and the other party. This Agreement shall automatically terminate in the event of its assignment.

         10. AMENDMENT OF THIS AGREEMENT. This Agreement may be amended with respect to the Fund only if, to the extent required by law, such amendment is specifically approved by (a) the Directors of the Company, or by the vote of a majority of the outstanding voting securities of the Fund, and (b) by the vote of a majority of those Directors of the Company who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

         11. DEFINITIONS. The terms "assignment" "interested person," and "majority of the outstanding voting securities," when used in this Agreement, shall have the respective meanings specified under the Investment Company Act and rules thereunder.

         12. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.


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         13.  NAME.  This Agreement is entered into in conjunction with Van Eck
Associates Corporation granting the Company a license to use the word "Van Eck" in its corporate name and to use such words in connection with its business.

         14. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New Hampshire as at the time in effect and the applicable provisions of the Investment Company Act and rules thereunder. To the extent that the applicable law of the State of New Hampshire or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act and rules thereunder, the latter shall control.

ATTEST:                                VAN ECK FUNDS, INC.
                                       ON BEHALF OF GROWTH AND INCOME FUND
                                       AND TOTAL RETURN FUND

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Title:                                 Title:
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ATTEST:                                VAN ECK ASSOCIATES CORPORATION

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Title:                                 Title:
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